Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Michael F. Bigham, Chief Executive Officer of Paratek Pharmaceuticals, Inc. (the “Company”), hereby certifies that, to the best of his knowledge:

1.	The Company’s Annual Report on Form 10-K/A for the year ended December 31, 2014 (the “Annual Report”), to which this Certification is attached as Exhibit 32.1 fully complies with the requirements of Section 13(a) or Section 15(d), of the Exchange Act; and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations the Company.

In Witness Whereof, the undersigned has set his hand hereto as of the 24th day of April, 2015.

/s/ MICHAEL F. BIGHAM

Michael F. Bigham

Chief Executive Officer